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                                                                    EXHIBIT 21.1


                           Subsidiaries of Registrant

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           Subsidiary                                 Jurisdiction of Organization
           ----------                                 ----------------------------
Healthcare Staffing Solutions, Inc.                  Commonwealth of Massachusetts

Health Tour Management, Inc.                         State of Delaware

RehabCare Group Therapy Services, Inc.               State of Missouri

RehabCare Group East, Inc.                           State of Delaware

RehabCare Group Management Services, Inc.            State of Delaware

RehabCare Group of California, Inc.                  State of Delaware

RehabCare Texas Holdings, Inc.                       State of Delaware

RehabCare Group of Texas, L.P.                       State of Texas

StarMed Management, L.L.C.                           State of Delaware

StarMed Health Personnel, Inc.                       State of Delaware

Wesley Medical Resources, Inc.                       State of California

eai Healthcare Staffing Solutions, Inc.              State of Delaware

Salt Lake Physical Therapy Associates, Inc.          State of Utah

AllStaff, Inc.                                       State of Iowa

Therapeutic Systems, Ltd.                            State of Illinois

DiversiCare Rehab Services, Inc.                     State of Kentucky

Orthopaedic Specialties, LLC                         State of Kentucky
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